                              GLENOIT CORPORATION

                     11% Senior Subordinated Notes Due 2007

                               PURCHASE AGREEMENT

                                                              New York, New York
                                                                  March 26, 1997



To:  SALOMON BROTHERS INC
     CIBC WOOD GUNDY SECURITIES CORP.

In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

          Glenoit Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchasers") $100,000,000 principal amount of its 11% Senior Subordinated Notes Due 2007 (the "Notes") to be unconditionally guaranteed on a senior subordinated basis (the "Guarantees" and, together with the Notes, the "Securities") by certain of the Company's subsidiaries signatories hereto (collectively, the "Guarantors"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of April 1, 1997, among the Company, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee").

          The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 13, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated March 26, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the

Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company and the Guarantors, jointly and severally, hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

          The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the date hereof, among the Company, the Guarantors and the Purchasers (the "Registration Agreement").

          Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

          1.  Representations and Warranties.  The Company and the Guarantors
              -------------------------------
jointly and severally represent and warrant to, and agree with, the Purchasers as set forth below in this Section 1.


(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty
                           --------  -------
is made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b) hereof.

          (b) Each of the Company and the Guarantors has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and conduct its business as described in the Final Memorandum; and each of the Company and the Guarantors is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (c) None of the Company, the Guarantors, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has directly, or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (d) None of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

          (e) Neither the Company nor any Guarantor has taken, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any offering of the Securities.

          (f) The Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (g) Each of the Company and the Guarantors has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Indenture, the Securities and the New Credit Facility (as defined in
     Section 6(i) hereof) and to perform the transactions contemplated hereby and thereby (the "Transactions"). This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and binding obligation of the Company and each Guarantor, and the execution and delivery of the Registration Agreement, the Indenture, the Securities and the New Credit Facility have been duly authorized by the Company and each Guarantor party thereto and, when duly executed and delivered by the parties thereto, will constitute valid and binding obligations of the Company and each such Guarantor, enforceable against the Company and each such Guarantor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (h) Upon execution and delivery of the Indenture, and when the Notes are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement, (i) the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (i) The execution, delivery and performance of this Agreement, the Registration Agreement, the

     Indenture, the Securities and the New Credit Facility by the Company and each Guarantor party thereto and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the articles of incorporation, by-laws or other organizational documents of the Company or any of the Subsidiaries,
     (ii) any statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, or (iv) any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Indenture, the Securities, the New Credit Facility or the consummation of the Transactions, except such as may be required under the Securities Act with respect to the Registration Agreement, and such as may be required by state securities or blue sky laws in connection with the offering and sale of the Securities. The term "Subsidiary" means each person of which a majority of the voting equity securities of other interests is owned, directly or indirectly, by the Company.

          (j) The consolidated financial statements with respect to the Company included in the Final Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (k) Since the date of the latest audited consolidated financial statements of the Company included in the Final Memorandum, there has been no material adverse change, nor to the Company's and the Guarantors' knowledge, after due inquiry, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and since the date of the latest audited consolidated financial statements of the Company included in the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (l) Except as disclosed in the Final Memorandum, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting Holdings, the Company, any of the Subsidiaries or any of their respective properties that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under this Agreement, the Indenture, the Registration Agreement, the Securities or the New Credit Facility (a "Material Adverse Effect"), and (ii) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best of the Company's and the Guarantors' knowledge, is imminent, in either case which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (m) Except as disclosed in the Final Memorandum, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and necessary to conduct the business now operated by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them or that could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Final Memorandum, the Company and its Subsidiaries hold any leased real or personal property necessary to the conduct of the business now operated by them under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or that could reasonably be expected to have a Material Adverse Effect.

          (n) Except as disclosed in the Final Memorandum, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; the Company's and its Subsidiaries' controlling persons, key employees and stockholders have all necessary material permits, licenses and other authorizations required by applicable law for the Company and its Subsidiaries to conduct their businesses as now conducted.

          (o) Except as disclosed in the Final Memorandum, neither the Company nor any of its Subsidiaries is (i) in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim referred to in clauses (i), (ii), (iii) or (iv) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim except for any such claim that could not reasonably be expected to have a Material Adverse Effect.

          (p) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (q) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (r) Neither the Company nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's or such Guarantor's securities.

          (s) Except as contemplated by this Agreement, neither the Company nor any Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or such Guarantor.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company severally and not jointly, at a purchase price of 96.809% of the principal amount thereof, plus accrued interest, if any, from April 1, 1997, to the Closing Date, the principal amount of the Securities set forth opposite each Purchaser's name in Schedule I hereto.

          3.  Delivery and Payment.  Delivery of and payment for the Securities
              ---------------------
shall be made at 10:00 AM, New York City time, on April 1, 1997, or such later date as the Purchasers may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to a U.S. dollar account in New York previously designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the offices of Cravath, Swaine & Moore ("Counsel for the Purchasers"), Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the certificates for the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Offering of Securities.  Each Purchaser (i) acknowledges that the
              -----------------------
Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally and not jointly, represents and warrants to and agrees, with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
     (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto or (iii) in accordance with the restrictions set forth in Exhibit B hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

          5.  Agreements.  The Company and the Guarantors jointly and severally
              -----------
agree with the Purchasers that:

          (a) The Company and the Guarantors will furnish to the Purchasers, without charge, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company and the Guarantors will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Final Memorandum without the prior consent of the Purchasers. If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Guarantors will promptly notify the Purchasers of the same and will prepare and provide to the Purchasers pursuant to Section 5(a) an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers' consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

          (c)  The Company will arrange for the qualification of the
     Securities for sale by the Purchasers under the laws of such jurisdictions as the Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided,
                                                                --------
     however, neither the Company nor
     -------
     any Guarantor shall be required to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject. Each of the Company and the Guarantors will promptly advise the Purchasers of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (d) During the period from the Closing Date until two years after the Closing Date, none of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf, will resell any Securities that have been acquired by any of them, except for any such Securities resold in a transaction registered under the Securities Act.

          (e) None of the Company, the Guarantors nor any of their Affiliates, nor any person acting on its or their behalf, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (f) None of the Company, the Guarantors nor any of their Affiliates, nor any person acting on its or their behalf, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Agreement.

          (g) The Company shall, during any period in the two years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) None of the Company, the Guarantors nor any of their Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities except pursuant to a registered public offering as provided in the Registration Agreement, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) None of the Company, the Guarantors, any of their respective Affiliates, nor any person acting on its or their behalf, will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act (except as provided in the Registration Agreement).

          (j) The Company shall include information substantially in the form set forth in Exhibit C in each Final Memorandum.

          (k) The Company and the Guarantors shall use their best efforts in cooperation with the Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) The Company will not, until 180 days following the Closing Date, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any Guarantor (other than (i) the Securities, (ii) pursuant to a registered public offering as provided in the Registration Agreement or (iii) the negotiation, syndication or arrangement of the New Credit Facility (as defined in the Final Memorandum). Neither the Company nor any Guarantor will at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

          (m) The Company will apply the net proceeds of the Offering and the sale of the Securities in the manner set forth in the Final Memorandum under the caption "Use of Proceeds."

          (n) Neither the Company nor any Guarantor will take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any offering of the Securities.

          (o) The Company and the Guarantors hereby agree to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          6.  Conditions to the Obligations of the Purchasers.  The obligations
              ------------------------------------------------
of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Purchasers the opinion of Kirkland & Ellis, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed in a schedule to such counsel's opinion (which schedule shall list all jurisdictions in which the Company has represented to such counsel that the Company or its Subsidiaries conduct material business or lease material property);

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances (other than the pledges of capital stock of the Subsidiaries pursuant to the New Credit Facility);

               (iii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; and the Securities conform to the description thereof contained in the Final Memorandum;

               (iv) the summaries in the Final Memorandum of statutes, legal and governmental proceedings and contracts and other documents under the headings

          "Certain Relationships and Related Transactions", "Description of Capital Stock and Indebtedness of Holdings", "Description of New Credit Facility", "Legal Proceedings" (excluding the first paragraph under such heading) and "Certain Federal Income Tax Considerations" accurately describe in all material respects the provisions purported to be so summarized;

                (v) the Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                (vi) no authorization, approval, consent or order of, or filing or registration with, any court or governmental body or agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Agreement, the Securities and the New Credit Facility or for the consummation of the Transac tions, except such as may be required under the Securities Act with respect to the Registration Agreement and the transactions contemplated thereunder and such as may be required under state securities or blue sky laws (as to which such counsel need not express any opinion) in connection with the offer and sale of the Securities;

               (vii) neither the Company nor any Subsidiary nor CVC is, or after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

               (viii) the Company and each of the Guarantors which is a party thereto has full corporate right, power and authority to execute and deliver the Indenture, the Securities, the Registration Agreement, the New Credit Facility and this Agreement and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Indenture, the Securities, the Registration Agreement, the New Credit Facility and this Agreement and the consummation of the Transactions have been duly and validly taken;

               (ix) each of this Agreement, the Indenture, the Registration Agreement and the New Credit Facility has been duly authorized, executed and delivered by the Company and each of the Guarantors which is a party thereto, and each constitutes (with respect to the Indenture, assuming due authorization, execution and delivery by the Trustee and with respect to this Agreement and the Registration Agreement, assuming due authorization, execution and delivery by the Initial Purchasers) a valid and legally binding agreement, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (x) the Securities are in the form contemplated by the Indenture and have been duly authorized and executed by the Company and each Guarantor and, upon the due authentication and delivery thereof by the Trustee pursuant to the Indenture and payment therefor by the Initial Purchasers in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (xi) the execution, delivery and performance of this Agreement, the Registration Agreement, the Indenture, the Securities and the New Credit Facility by the Company and each Guarantor party thereto and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company or any Guarantor, (ii) any statute, rule or regulation under Federal law, New York State law or the Delaware General Corporation Law applicable to the Company or any Guarantor or any judgment, order or decree known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties to which the Company or any Guarantor is a named party or (iii) any agreement or instrument listed on a schedule to such counsel's opinion by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject;

               (xii) except as disclosed in the Final Memorandum under the heading "Legal Proceedings" (other than the first paragraph thereof), to the best knowledge of such counsel, there is no pending or threatened legal action or suit or judicial, arbitral or other administrative proceeding to which the Company or any of the Subsidiaries is a named party or of which any property or assets of the Company or any of the Subsidiaries is the subject that, individually or in the aggregate, (A) questions the validity of this Agreement, the Registration Agreement, the Indenture, the Securities or the New Credit Facility or any action taken or to be taken pursuant hereto or thereto, or (B) if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

               (xiii) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the

          Securities Act or to qualify the Indenture under the Trust Indenture Act; and

               (xiv) in addition, such counsel shall state that such counsel has participated in conferences with directors, officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the Purchasers and Counsel for the Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed and, although such counsel has not undertaken, except as otherwise indicated in its opinion, to determine independently, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as expressly provided above), nothing has come to such counsel's attention which has caused such counsel to believe that the Final Memorandum (or any supplement thereto) as of the date of the Final Memorandum (or any such supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and notes thereto and financial statement schedules and other financial, statistical and accounting data included in the Final Memorandum).

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Purchasers, copies of which shall be provided to the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of which shall be provided to the Purchasers. Such opinion may be limited to the

     General Corporation Law of the State of Delaware and the laws of the State of New York, and the federal laws of the United States.

               All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Purchasers shall have received from Cravath, Swaine & Moore, Counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) since the date of the most recent finan cial statements included in the Final Memorandum there has been no adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (d) At the Execution Time and at the Closing Date, Coopers & Lybrand LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, stating in effect that:

               (i) they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings;

               (ii) in their opinion the audited consolidated financial statements included in the Final Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

               (iii) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                    (1) the consolidated financial information included under
               the headings "Selected Historical Consolidated Financial Data", "Summary--Summary Consolidated Historical Financial Data" and "Compensation of Executive Officers" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Final

               Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                    (2) at a specified date not more than five days prior to the date of the letter, there were any changes in the capital stock of the Company, increases in the long-term debt of the Company or decreases in the stockholders' equity or net current assets of the Company as compared with the amounts shown in the December 31, 1996, audited consolidated balance sheet included in the Final Memorandum; or

                    (3) for the period from January 1, 1997, to a date not more than five days prior to the date of the letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from continuing operations or net income of the Company and its subsidiaries, except in all instances for increases or decreases which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Final Memorandum (in each case to the extent that such dollar amounts, percentages and other information are derived from the general accounting records of the Company and its subsidiaries or are derived from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other information to be in agreement with such results, except as otherwise specifically set forth in such letter.

          References to the Final Memorandum in this para graph (d) include any amendment or supplement thereof or thereto at the date of the letter.

          (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

          (f) At the Execution Time, BDO Seidman shall have furnished to the Purchasers a letter, dated as of the Execution Time, in form and substance satisfactory to the Purchasers, stating in effect that:

               (i) they were independent certified public accountants with respect to the Company within the meaning of Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct and its interpretations and rulings during the time they served as the Company's auditors;

               (ii) in their opinion the audited consolidated financial statements included in the Final Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Final Memorandum (in each case to the extent that such dollar amounts, percentages and other information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specifically set forth in such letter.

          References to the Final Memorandum in this para graph (f) include any amendment or supplement thereof or thereto at the date of the letter.

          (g) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of the Securities or any of the Company's or any Guarantor's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of the Securities or any of the Company's or any Guarantor's other debt securities.

          (h) On or prior to the Closing Date, the Registration Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the Trustee.

          (i) The credit agreement relating to the New Credit Facility (the "New Credit Facility") shall have been executed and delivered by the parties thereto. The terms of the New Credit Facility shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received conformed counterparts of the New Credit Facility and all other documents and agreements entered into and received in connection with therewith. There shall exist at and as of the Closing Date (after giving effect to the Transactions) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the New Credit Facility.

          (j) On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and Counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, Counsel for the Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Expenses.  If the sale of the Securities provided
              --------------------------
for herein is not consummated because of any termination pursuant to Section 6 or Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by the Purchasers, the Company and the Guarantors jointly and severally will reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and reasonable disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company and the
              ---------------------------------
Guarantors jointly and severally agree to indemnify and hold harmless each Purchaser, each director, officer, employee and agent of any Purchaser and each other person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to
Section 5(g) hereof, or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any
                     --------  -------
Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); and provided further, however,
                                                   ----------------  -------
that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any indemnified party to the extent that the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of Securities by any Purchaser and any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of any revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented, if the Company had previously furnished copies thereof to such Purchaser and the revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission or alleged untrue statement or omission. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

          (b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless each of the Company and the Guarantors, their respective directors and officers, and each other person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writ ing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint as counsel one firm of attorneys of the indemnifying party's choice at the indemnifying party's expense, which counsel, together with one local counsel in each jurisdiction, shall act on behalf of all the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees
and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall
                                    --------  -------
be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnified party shall bear the fees, costs and expenses of such separate counsel unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the reasonable judgment of the indemnified party, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified par ties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors on the one hand and the Purchasers on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Guarantors or the Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors or the Purchasers, as applicable, from the offering of the Securities; provided, however, that in no case shall the
                            --------  -------
Purchasers be responsible for any amount in excess of the purchase discount or commis sion applicable to the Securities purchased by the Purchas ers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors on the one hand and the Purchasers on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors or the Purchasers, as applicable, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Guarantors or the Purchasers. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Default by a Purchaser.  If any one or more Purchasers shall fail
              -----------------------
to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchaser(s)) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate
                        --------  -------
principal amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Purchaser, the Company or any Guarantor. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company, any Guarantor or any non-defaulting Purchaser for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               ------------
the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or NASDAQ, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

          11.  Representations and Indemnities to Survive. The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or sent by fax (212-783-2823) and confirmed to them, in care of Salomon Brothers Inc, Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or sent by fax (212-391-2341) and confirmed to it at 111 West 40th Street, New York, NY 10018, attention:
Chief Executive Officer, with a copy mailed, delivered or sent by fax (212-446-
4900) to Kirk A. Radke, Esq., Kirkland & Ellis, 153 East 53rd Street, 39th Floor, New York, NY 10022.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g), no other person will have any right or obligation hereunder.

          14.  Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND
               ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          15.  Business Day.  For purposes of this Agreement, "business day"
               -------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          16.  Counterparts.  This Agreement may be executed in one or more
               -------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your under standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchasers.



                              Very truly yours,

                              GLENOIT CORPORATION,

                                by
                                  --------------------------------
                                  Name:
                                  Title:


                              SUBSIDIARY GUARANTORS:

                              GLENOIT MILLS, INC.,

                                by
                                  --------------------------------
                                  Name:
                                  Title:


                              GLENOIT ASSETS CORP.,

                                by
                                  --------------------------------
                                  Name:
                                  Title:


                              TARBORO PROPERTIES, LTD.,

                                by
                                  --------------------------------
                                  Name:
                                  Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
CIBC WOOD GUNDY SECURITIES CORP.

by SALOMON BROTHERS INC

  by
    --------------------------------
    Name:
    Title: Vice President

SCHEDULE I
                             Principal Amount
                               of Securities
Purchasers                    to be Purchased
----------                    ----------------
Salomon Brothers Inc . . . .      $ 60,000,000
CIBC Wood Gundy Securities
 Corp. . . . . . . . . . . .        40,000,000
                                  ------------
       Total . . . . . . . .      $100,000,000
                                  ============

                                                                       EXHIBIT A

                           Form of Investment Letter
                           -------------------------
                     for Institutional Accredited Investors
                     --------------------------------------


Glenoit Corporation

c/o  United States Trust Company of New York, as Trustee
     114 West 47th Street
     New York, New York  10036
     Attn: Corporate Trust Department


Ladies and Gentlemen:

          In connection with our proposed purchase of $_____ aggregate principal amount of 11% Senior Subordinated Notes Due 2007 (the "Notes") of Glenoit Corporation, a Delaware corporation (the "Company"), we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we decide to resell, pledge or otherwise transfer such Notes within two years after the later of the date of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor of such Notes), or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule
     144A) ("QIB") that purchases for its own account or for the account of QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the

     Notes), (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) which has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2. We are able to fend for ourselves in the transactions contemplated by this Offering Memorandum, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the minimum principal amount of Notes that may be purchased by an institutional accredited investor is $100,000.

          4. We understand that the Company, Salomon Brothers Inc and CIBC Wood Gundy Securities Corp. as the initial purchasers of the Notes ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and we agree that if any of the acknowledgements, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

          5. We are acquiring the Notes purchased by us for investment purposes and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

          6. We have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask questions of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

          7. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              -------------------------------
                               (Name of Purchaser)

                              By:
                                 ----------------------------

                              Date:
                                   --------------------------

                                                                       EXHIBIT B

                      Selling Restrictions for Offers and
                      -----------------------------------
                        Sales outside the United States
                        -------------------------------

          (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and April 1, 1997, except in either case in accordance with Regulation S, Rule 144A or other exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          (c) Terms used in this Section have the meanings given to them by Regulation S.

                                                                       EXHIBIT C

                              NOTICE TO INVESTORS


Offers and Sales by the Initial Purchasers
------------------------------------------

          The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act and other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) ("Institutional Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Institutional Accredited Investor that is a purchaser of Notes from an Initial Purchaser will be required to sign a certificate in the form provided by an Initial Purchaser. Each foreign purchaser that is a purchaser of Notes from the Initial Purchasers (an "Initial Foreign Purchaser") will be required to sign a certificate in the form provided by the Initial Purchasers. The only Notes that will be eligible to be deposited with The Depository Trust Company are Notes held by Qualified Institutional Buyers and Institutional Accredited Investors.

Investor Representations and Restrictions on Resale
---------------------------------------------------

          Each purchaser of the Notes will be deemed to have represented and agreed as follows:

          (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Notes for investment purposes and not for distribution or a foreign purchaser outside the United States;

          (2) it acknowledges that the Notes have not been registered under the Securities Act and may not be sold except as permitted below;

          (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that
     (A) if within two years after the later of the date of original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor of such Notes) or if it was during the three months preceding such date of transfer an affiliate of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note) but, if such transfer is being effected by an Initial Foreign Purchaser or any foreign purchaser who has purchased Notes from an Initial Foreign Purchaser or from any person other than a QIB or an Institutional Accredited Investor pursuant to this clause
     (iii) prior to the expiration of the 40 day restricted period (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Company and the Trustee for the Notes that such transferee is a non-U.S. Person (within the meaning of Regulation S) and that such transferee is acquiring the Notes in an offshore transaction, (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form) who has certified to the Company and the Trustee for the Notes that such transferee is an Institutional Accredited Investor and is acquiring the Notes for investment purposes and not for distribution, (provided that no Initial Foreign Purchaser or any foreign purchaser who has purchased Notes from an Initial Foreign Purchaser or from any person other than a QIB or an Institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Notes purchased by it to an

     Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "40 day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act)), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable under, the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institu tional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions;

          (4)  it understands that the notification require  ment referred to in
     (3) above will be satisfied in the case only of transfer by physical delivery of certificated Notes other than a global certificate by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the Company:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE LATER OF THE DATE OF THE ISSUANCE HEREOF OR THE LAST DATE ON WHICH THE COMPANY OR AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR

          THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITU TION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
          (0)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.";

          (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum;

     (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and

          (6) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account.